Exhibit 99

COVENANT TRANSPORT ACQUIRES REGIONAL TRUCKLOAD CARRIER STAR TRANSPORTATION; PROVIDES UPDATE ON THIRD QUARTER OPERATIONS

•	Nashville-based Star generated $89.6 million in revenue and operating ratio of 90.9% for twelve months ended June 30, 2006.
•	Management sees jump start for improvement of regional operations.

CHATTANOOGA, TENNESSEE - September 14, 2006 - Covenant Transport, Inc. (Nasdaq/NMS:CVTI) announced today its acquisition of 100% of the outstanding stock of Star Transportation, Inc., of Nashville, Tennessee. Covenant also commented on its expectations for third and fourth quarter operating results.

About the Transaction and Star Transportation
Effective today, Covenant purchased 100% of Star's outstanding stock from the prior owners in exchange for approximately $40 million in cash. Covenant funded the purchase price for the stock from available borrowings under its revolving line of credit. In addition, Star had an estimated $42 million in existing debt that became part of Covenant's consolidated obligations as a result of the transaction. Star's lenders are members of Covenant's bank group and will remain in place following the transaction. Beth Franklin, Star's Chief Executive Officer, has agreed to consult with Covenant on transition issues for one year, and all stockholders have agreed not to compete with Covenant or Star. Jim Brower, a 20-year veteran of Star and its current president, along with his staff, will remain in place to run Star.

Star Transportation is a short-to-medium haul dry van regional truckload carrier based in Nashville, Tennessee. Star operates primarily in the southeastern United States, with shipments concentrated from Texas across the Southeast to Virginia, and an average length of haul of approximately 470 miles. Star has an excellent safety record and its annualized driver turnover recently has been about 90%. Star operates a well-maintained fleet of tractors and trailers with an average fleet age of 25 months for tractors and 48 months for trailers.

Star provides a high level of service to a diversified shipping base. Only one customer accounted for more than 10% of revenue in 2005. The major industries served include consumer products, manufacturing, and automotive. Approximately 10% of Star's revenue is generated from dedicated operations. In general, Star's operations are characterized by good equipment utilization, low non-revenue miles, and a moderate rate structure.

Star was founded in 1980 and has had a long history of profitable operations and is ISO 9000 certified. Star generated $89.6 million in revenue and $7.1 million in net income for the twelve months ended June 30, 2006, and its total stockholders' equity at that date was $27.5 million. Prior to the acquisition, Star was an S corporation; accordingly, its financial statements did not reflect any provision for federal income taxes.

After giving effect to the conversion of Star to a C corporation as a result of the transaction and recording Star's assets at fair market value, Covenant expects to record goodwill and other intangible assets of approximately $23 million in connection with the transaction. Giving effect to the transaction as of June 30, 2006, Covenant expects its consolidated balance sheet to reflect approximately $188.7 million in total stockholders' equity and $153.8 million of total borrowings, for a debt-to-capitalization ratio of 45%. As discussed below, Covenant's consolidated debt is expected to decrease significantly, with a corresponding increase in borrowing capacity, as a result of downsizing Covenant's own regional operation in the months following the transaction.

David R. Parker, Covenant's Chairman, President, and Chief Executive Officer, offered the following comments on the acquisition: "For the past year our management team has been internally focused as we have implemented a business realignment and attempted to improve the operating results of each of our service offerings. Covenant is strongly committed to a significant regional presence because of the large freight volumes that move in regional lanes. Although the regional service offering is only nine months old, and we have always considered it the most difficult to fix, by this summer we began to expand our thinking in terms of strategies for offering our customers the solid regional service they desire while producing acceptable profitability. When we became aware that Star was potentially available, we acted decisively and had the major terms agreed to within a couple of weeks.

"We are very pleased to welcome the entire Star team to the Covenant family. We sought out Star because of their proven record of growth and profitability in regional markets, their talented management team led by Jim Brower, the quality and integrity of the founding family, and their reputation for safe, on-time customer service. Our comfort with the fit only increased because our former Treasurer, David Hughes, had become Star's Chief Financial Officer during July.

"We believe the addition of Star to our corporate group will offer us a prime opportunity to jump-start the turnaround of our regional service offering. Our entire management team has been diligently planning for the addition of Star and the changes we expect to implement at Covenant. As these changes are implemented over the next several months, we expect to see a combined regional operation larger in size than Covenant operated alone during the second quarter of 2006, but with approximately 450 unprofitable trucks removed from Covenant's fleet and the addition of Star's approximately 600 quite profitable trucks. Based on Star's historical operating ratio of about 90%, we expect a significant improvement in our regional operations in 2007.

"In closing, I would like to reiterate my confidence in this strategy and my welcome to everyone at Star. I'd also like to thank Beth Franklin and her family for affording us this opportunity to continue the great company they started. We are looking forward to Ms. Franklin's advice and counsel as she provides transition services and passes on her knowledge of Star and its market over the next year."

Beth Franklin, Chief Executive Officer of Star Transportation, commented as follows: "We couldn't be more pleased to be joining Covenant Transport. From the culture, to the geographic proximity, to Covenant's reputation for customer service and integrity, everyone at Star believed Covenant offered the best fit of any alternative. My family has every confidence that Jim Brower and his team at Star will continue to produce great results, and that under the Covenant umbrella, Star will achieve even greater success. I am personally looking forward to making sure the first year transition goes as smoothly as possible."

Star Transportation’s financial advisors were Morgan Keegan and Company, Inc. and Miller Welborn, of Transport Capital Partners, and its legal advisor was Waller Lansden Dortch & Davis, LLP.

Post-Closing Operations of Star
Star Transportation is expected to operate as a separate subsidiary. Star's president, Jim Brower, is expected to remain in place, along with the rest of Star's day-to-day management team. Operationally, Star is expected to continue with substantially the same personnel, customers, lanes, and terminals as it had prior to the transaction. Much like it did following its 1998 acquisition of Southern Refrigerated Transport, Covenant expects to provide support in areas such as volume purchasing, finance and accounting, and cross-marketing. A general integration of operations is not expected. In addition, Star's management anticipates sharing best practices in regional operations with Covenant, which may assist Covenant in the turnaround of its own regional service offering.

Post-Acquisition Plan for Covenant Regional Service Offering
During the third quarter of 2006, Covenant's regional service offering is expected to operate approximately 900 average tractors. Of those tractors, between 350 and 400 generally have been producing average freight revenue per tractor at a level consistent with Covenant's interim goals. The remainder has significantly hindered operating results and management’s time. Covenant plans to reduce its regional service offering by approximately 450 tractors and 1,000 trailers by the second quarter of 2007. Downsizing the Covenant regional fleet is expected to allow Covenant's operations and sales personnel to focus on optimizing the portion of the fleet that is operating near the interim goals. The fleet reduction will occur over time as tractors finish their service life and are not replaced. The fleet reduction is expected to eliminate approximately $35 million in equipment financing. This compares with approximately $42 million in existing Star debt that became a consolidated obligation of Covenant after this acquisition.

Strategic Rationale for the Star Acquisition
Covenant is strongly committed to operating a meaningful regional service offering as part of its overall customer service package. With over 80% of all freight moving in regional lanes, the preference of many drivers to concentrate in certain regions, and the desire of many customers to deal with carriers who can offer capacity in many diverse lanes, regional service is considered an important component of Covenant's business. Star is one of the largest providers of regional truckload service in the Southeast, and with the geographic proximity, the opportunity was too attractive to pass up. In addition to its standalone appeal, Star also afforded the opportunity to accelerate the process of improving Covenant's regional service offering. In summary, the acquisition allowed Covenant the opportunity to:
•	acquire capacity in a key truckload service offering where Covenant's current regional service was operating below expectations;
•	facilitate a more rapid downsizing and eventual turnaround in Covenant's regional service offering; and
•	replace over time approximately $75 million in annual revenue that has been unprofitable with approximately $90 million of revenue that has operated quite profitably.

Financial and Operating Outlook for the Remainder of 2006
The Company no longer expects net income for 2006 to exceed net income for 2005 and retracts all prior statements and guidance concerning goals and expectations for 2006. For the remainder of 2006, Covenant's financial results are expected to show modest sequential improvement. For the third quarter, the Company expects earnings per share to be breakeven or slightly less. For the fourth quarter, the Company expects sequential earnings improvement over the third quarter of 2006.

The ongoing business realignment has been slower in producing results than expected. A slowdown in shipping demand and higher fuel prices in July and August have contributed to slower than expected improvements in profitability. These issues are especially pronounced in the regional service offering, which faced the largest challenge, and in the Covenant temperature-controlled service offering (not SRT), which accepted a larger-than-planned number of trucks that were removed from the regional fleet and struggled to find sufficient volume of quality freight for the additional units. On a consolidated basis, average freight revenue per tractor per week is expected to be similar to the second quarter, with freight rates and miles per truck coming in lower than budgeted. On the positive side, driver turnover continues to improve and the Company's safety record continues to show commendable performance.

Although the Star acquisition is expected to be immediately accretive to Covenant’s earnings, the Company is not prepared to address the level of near-term contribution or provide guidance on consolidated results until more information becomes available concerning the pace of equipment removals from the Covenant regional operation, the operating results of the remaining equipment in the Covenant regional operation, and the allocation of intangibles and determination of the magnitude of non-cash amortization associated with the acquisition. In addition, results of each service offering and on a consolidated basis may be affected by shipping volumes and other general economic factors, fuel prices, driver availability, and the other risks identified in the Company’s filings with the Securities and Exchange Commission.

The Company will be hosting a conference call on Friday, September 15 at 11:00 a.m. Eastern Time to discuss the Star acquisition and provide an update on expected operating results for the third and fourth quarters of 2006. Individuals may access the call by dialing 800-603-1780 (U.S./Canada) and 706-643-0889 (International), access code 6575147. An audio replay will be available for one week following the call at 800-642-1687, access code 6575147.

Covenant Transport, Inc. is a publicly traded truckload carrier that offers just-in-time service and other premium transportation services for customers throughout the United States. Covenant operates one of the ten largest fleets in North America, measured by revenue. The Company's Class A common stock is traded on the Nasdaq National Market under the symbol, "CVTI."

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Actual results may differ from those set forth in the forward-looking statements. In this press release, forward-looking statements include, without limitation, statements relating to the acquisition's impact on our financial statements, operating statistics, debt levels, and regional service offering; the expected size and operating results of our regional service offering post-acquisition and post-downsizing; the continued production and improvement of results at the acquired operation; the corporate, management, and operational structure of the acquired operation post-closing; expected financial results for the remainder of 2006; and expected accretion to earnings from the acquisition. The expected financial results following the acquisition and for the remainder of 2006 have not been subjected to all of the review procedures associated with the release of actual financial results and are premised on assumptions regarding our consolidated performance, including at the acquired operation. With respect to the acquisition and the associated downsizing of our regional operation, the risks and uncertainties include, but are not limited to, the risk that integration of the acquired operation will not proceed as planned; the risk of adverse information or developments regarding the acquired operation and our integration that could impact financial and operating results; the risk that we will lose key components of the acquired operation, including customers, drivers, other employees, and owner-operators, none of whom are bound to remain with the acquired operation; the risk that we will be unable to continue and improve upon the profitability of the acquired operation; the risk that expected synergies from the acquisition, including, without limitation, the impact on our regional service offering, will not come to fruition; and the risk that integrating and managing the acquired operation will distract management from other operations, including our business realignment. With respect to general business operations and our business realignment, the following factors, among others, could cause actual results to differ materially from those in forward-looking statements: our ability to dispose of equipment in our downsizing and do so at acceptable prices and without hindering our operations, customer service, and driver turn-over; our ability to manage our debt levels and maintain adequate liquidity following the acquisition and through the downsizing process; our success in the realignment of the company’s operations around the identified service offerings; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; tractor and trailer build and delivery schedules; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; decreased freight volumes; strikes, work slow downs, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection; the volume and terms of diesel purchase commitments; interest rates, fuel taxes, tolls, and license and registration fees; increases in the prices paid for new revenue equipment and changes in the resale value of our used equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims; increased insurance premiums; fluctuations in claims expenses that result from high self-insured retention amounts and differences between estimates used in establishing and adjusting claims reserves and actual results over time; adverse changes in claims experience and loss development factors; additional changes in management's estimates of liability based upon such experience and development factors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs or decrease efficiency, including revised hours-of-service requirements for drivers; the ability to successfully execute the Company's initiative of improving the profitability of single-driver freight movements; and the ability to control increases in operating costs. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact:
Joey B. Hogan, Executive VP and Chief Financial Officer        (423) 825-3336
hogjoe@covenanttransport.com

For copies of Company information contact:
Kim Perry, Administrative Assistant      (423) 825-3357
perkim@covenanttransport.com

Back to Form 8-K